                                                                      EXHIBIT 99

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma financial statements that follow are for GTE Corporation (GTE) and Bell Atlantic Corporation (Bell Atlantic) for the nine-month period ended September 30, 1999 in connection with the proposed merger of GTE and Bell Atlantic. You may find unaudited pro forma statements of income for the years ended December 31, 1998, 1997 and 1996 and an unaudited pro forma balance sheet at December 31, 1998 in the GTE and Bell Atlantic joint proxy statement and prospectus filed with the Securities and Exchange Commission and dated April 13, 1999. Bell Atlantic has supplied all information contained in this Report on Form 8-K relating to Bell Atlantic and GTE has supplied all information relating to GTE.

     The following unaudited pro forma combined condensed financial statements are presented assuming that the merger of GTE and Bell Atlantic will be accounted for as a pooling of interests. Under this method of accounting, the companies are treated as if they had always been combined for accounting and financial reporting purposes. These unaudited pro forma financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of GTE and Bell Atlantic, which are included in the companies' Annual Reports on Form 10-K for the year ended December 31, 1998 and quarterly reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999, and September 30, 1999. The unaudited pro forma financial information is presented for illustration purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of the combined company.

     We prepared the following unaudited pro forma financial data by adding or combining the historical amounts of each company and adjusting the combined amounts for significant differences in accounting methods used by each company. These adjustments are described in the accompanying notes to the financial statements. We prepared the unaudited pro forma combined balance sheet by combining the balance sheets of GTE and Bell Atlantic at September 30, 1999, giving effect to the merger as if it had occurred on September 30, 1999. The unaudited pro forma combined condensed statement of income gives effect to the merger as if it had occurred at the beginning of the earliest period presented. The terms of the merger specify that each share of GTE common stock will be converted into the right to receive 1.22 shares of combined company common stock. This exchange ratio was used in computing certain of the pro forma adjustments and in computing share and per share amounts in the accompanying unaudited pro forma financial information.

           Cautionary Statement Concerning Forward-Looking Statements

     This pro forma financial information contains forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "estimates," "hopes" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:

 .    materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments;

 .    material changes in available technology;

 .    the final outcome of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, universal service, and unbundled network element and resale rates;

 .    the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets;

 .    the timing and profitability of our entry into the in-region long distance market;

 .    the timing of, and regulatory or other conditions associated with, the completion of the merger with GTE and our ability to combine operations and obtain revenue enhancements and cost savings following the merger; and

 .    the timing of, and regulatory or other conditions associated with, the completion of the wireless transaction with Vodafone AirTouch, and the ability of the new wireless enterprise to combine operations and obtain revenue enhancements and cost savings.

                               COMBINED COMPANY
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 1999
                                  (Unaudited)



                                                              Historical  Historical     Pro Forma         Pro Forma
(Dollars in Millions)                                      Bell Atlantic         GTE   Adjustments          Combined
-----------------------------------------------------------------------------------------------------------------------
Assets
Current assets
 Cash and temporary cash investments                             $   299     $ 3,572       $                $  3,871

 Receivables, net                                                  6,929       4,753                          11,682
 Net assets held for sale                                            ---       1,752                           1,752
 Other current assets                                              1,669       1,449          (205)  (3b)
                                                                                                65   (3e)      2,978
                                                       ----------------------------------------------------------------
                                                                   8,897      11,526          (140)           20,283
                                                       ----------------------------------------------------------------
Plant, property and equipment, net                                38,359      22,220          (175)  (3d)     60,404

Investments in unconsolidated businesses                           5,919       3,880                           9,799



Other assets                                                       5,847      10,639                          16,486
                                                       ----------------------------------------------------------------
Total assets                                                     $59,022     $48,265       $  (315)         $106,972
                                                       ================================================================

Liabilities and Shareowners' Investment
Current liabilities
 Debt maturing within one year                                   $ 3,286     $ 7,105       $                $ 10,391
 Accounts payable and accrued liabilities                          6,550       5,622                          12,172
 Other current liabilities                                         1,533         935           170   (3b)      2,638
                                                       ----------------------------------------------------------------
                                                                  11,369      13,662           170            25,201
                                                       ----------------------------------------------------------------
Long-term debt                                                    17,463      14,278                          31,741
                                                       ----------------------------------------------------------------
Employee benefit obligations                                       9,661       4,317                          13,978
                                                       ----------------------------------------------------------------
Deferred credits and other liabilities                             5,020       5,085           (67)  (3e)     10,038
                                                       ----------------------------------------------------------------

Shareowners' investment
 Common stock (2,767,321,285 shares)                                 158          50            69   (3a)        277
 Contributed capital                                              13,533       8,624        (1,385)  (3a)     20,772
 Reinvested earnings                                               2,757       4,399          (310)  (3b)
                                                                                              (108)  (3d)      6,738
 Accumulated other comprehensive income (loss)                       174        (367)                           (193)
                                                       ----------------------------------------------------------------
                                                                  16,622      12,706        (1,734)           27,594
 Less common stock in treasury, at cost                              632       1,316        (1,316)  (3a)        632
 Less deferred compensation - employee
  stock ownership plans                                              481         467                             948
                                                       ----------------------------------------------------------------
Total shareowners' investment                                     15,509      10,923          (418)           26,014
                                                       ----------------------------------------------------------------
Total liabilities and shareowners' investment                    $59,022     $48,265       $  (315)         $106,972
                                                       ================================================================


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                                COMBINED COMPANY
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                  For the Nine Months ended September 30, 1999
                                  (Unaudited)


                                                                  Historical    Historical    Pro Forma          Pro Forma
(Dollars in Millions, Except Per Share Amounts)                  Bell Atlantic      GTE      Adjustments          Combined
-----------------------------------------------------------------------------------------------------------------------------
Operating revenues                                                     $24,566     $18,595                         $43,161
Operating expenses                                                      18,223      13,074          $(27)  (3d)     31,270
                                                             ----------------------------------------------------------------
Operating income                                                         6,343       5,521            27            11,891

Income from unconsolidated businesses                                      124         311                             435

Other income and (expense), net                                             35         (49)                            (14)



Interest expense                                                           939         973                           1,912



Provision for income taxes                                               2,074       1,754            10   (3e)      3,838
                                                             ----------------------------------------------------------------
Income from continuing operations                                      $ 3,489     $ 3,056          $ 17           $ 6,562
                                                             ================================================================


Basic Earnings Per Common Share
Income from continuing operations per common share                     $  2.25     $  3.14                         $  2.39
                                                             ----------------------------------------------------------------
Weighted-average shares outstanding (in millions)                        1,553         973           214   (3c)      2,740
                                                             ----------------------------------------------------------------

Diluted Earnings Per Common Share
Income from continuing operations per common share                     $  2.21     $  3.12                         $  2.36
                                                             ----------------------------------------------------------------
Weighted-average shares - diluted (in millions)                          1,583         980           215   (3c)      2,778
                                                             ----------------------------------------------------------------

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements


Note 1 - Reclassifications

Reclassifications have been made to the historical financial statements to conform to the presentation expected to be used by the combined company.

Note 2 - Exchange Ratio

The terms of the merger agreement specify that each outstanding share of GTE common stock will be converted into 1.22 shares of combined company common stock. This exchange ratio was used in computing share and per share amounts in the accompanying pro forma financial information.

Note 3 - Pro Forma Adjustments

(a) A pro forma adjustment has been made to reflect the issuance of 1,191 million shares of combined company common stock in exchange for all outstanding shares of GTE common stock as per the exchange ratio stated in
     Note 2, above. The adjustment also reflects the cancellation of shares of GTE treasury stock, but does not reflect the impact of fractional shares.

(b) A pro forma adjustment has been made to reflect direct incremental merger-related costs. Amounts anticipated to be incurred (approximately $170 million) have been shown as an increase to "Other current liabilities." Amounts incurred through September 30, 1999 by GTE and Bell Atlantic (approximately $205 million) have been shown as a reduction to "Other current assets." The after-tax cost of this anticipated charge (approximately $310 million) has been reflected as a reduction in "Reinvested earnings." See "Unaudited Pro Forma Combined Condensed Financial Statements" for more information related to merger-related costs.

(c) Pro forma adjustments have been made to the number of weighted average shares outstanding used in the calculation of basic and diluted earnings per share. The number of weighted average shares outstanding reflects the conversion of shares and share equivalents of GTE common stock into combined company common stock in accordance with the merger agreement.

(d) Pro forma adjustments have been made to conform GTE's accounting policies for certain computer software costs to Bell Atlantic's policies.

(e) Pro forma adjustments have been made for the estimated tax effects of the adjustments discussed in (b) and (d) above.

(f) There are no significant intercompany transactions between GTE and Bell Atlantic.